UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 2, 2006
Greenville Federal Financial Corporation

(Exact name of registrant as specified in its charter)

United States	000-51668	20-3742295

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

690 Wagner Avenue, Greenville, Ohio		45331

(Address of principal executive offices)		(Zip Code)
937-548-4158

(Registrant’s telephone number, including area code)
No Change

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations
Item 1.01. Entry into a Material Definitive Agreement.
On October 31, 2006, at the Greenville Federal Financial Corporation 2006 Annual Meeting of Stockholders, the stockholders approved the Greenville Federal Financial Corporation 2006 Equity Plan (the “2006 Equity Plan”). A total of 112,622 shares of common stock may be issued pursuant to stock options granted under the 2006 Equity Plan, and 45,048 shares of common stock may be awarded as retention share awards, using either newly issued shares or shares purchased on the secondary market. The 2006 Equity Plan will terminate on September 26, 2016, unless earlier terminated in accordance with the terms of the 2006 Equity Plan.
The 2006 Equity Plan provides for the award of nonqualified stock options, incentive stock options and retention shares to directors and employees, including officers, of Greenville Federal Financial Corporation (“GFFC”) and Greenville Federal, GFFC’s wholly-owned subsidiary. The selection of employees for awards and the timing, terms and conditions of such awards are subject to the discretion of the Compensation Committee of GFFC, and awards to directors are subject to the discretion of the full Board of Directors, upon recommendation of the Compensation Committee, subject to the requirements that awards may not vest any sooner than one fifth each year after the date of grant; the exercise price must be at least equal to the fair market value of the common stock of GFFC on the date of grant; and that the number of shares awarded are within certain limits established by regulations of the Office of Thrift Supervision.
Those limits on the number of shares are as follows:
[1] A director who is not also an employee may not receive more than five percent (5%) of the shares of stock that may be issued pursuant to options under the 2006 Equity Plan;

[2] A director who is not also an employee may not receive more than five percent (5%) of the number of retention shares that may be awarded pursuant to the 2006 Equity Plan;

[3] The number of shares of stock that may be issued pursuant to options under the 2006 Equity Plan to all directors who are not also employees may not exceed in the aggregate thirty percent (30%) of the shares of stock that may be issued pursuant to options under the 2006 Equity Plan;

[4] The number of retention shares awarded to all directors who are not also employees may not exceed in the aggregate more than thirty percent (30%) of the retention shares that may be awarded pursuant to the 2006 Equity Plan;

[5] No employee may receive more than twenty-five percent (25%) of the shares of the stock that may be issued pursuant to options awarded pursuant to the 206 Equity Plan; and

[6] No employee may receive more than twenty-five percent (25%) of the number of retention shares that may be awarded pursuant to the 2006 Equity Plan.

          The 2006 Equity Plan may be terminated, suspended or amended by the Board of Directors or the Compensation Committee without stockholder approval except to the extent stockholder approval is required to satisfy certain securities laws or regulations, the Internal Revenue Code, or the rules of the applicable securities exchange, market or quotation system, or, without participant consent, to the extent that the termination, suspension or amendment would adversely affect any award already granted.
          A copy of the 2006 Equity Plan is attached as Exhibit A to the proxy statement filed by GFFC with the Securities and Exchange Commission on September 27, 2006.
          Attached as Exhibit 10.1 is a copy of the form of award agreement approved by the Board of Directors on October 31, 2006, for the grant of awards pursuant to the 2006 Equity Plan. No awards have yet been made.
Section 8 — Other Events
Item 8.01. Other Events
          On November 2, 2006, GFFC announced the intention of the Greenville Federal Financial Corporation 2006 Equity Plan Trust to purchase up to 45,048 outstanding shares of GFFC common stock in open market or privately negotiated transactions. Those shares will then be subject to retention share awards pursuant to the Greenville Federal Financial Corporation 2006 Equity Plan approved at the 2006 Annual Meeting of Stockholders. The timing of purchases, the number of shares to be purchased and the price to be paid will depend upon the availability of shares and the prevailing market prices. The purchases of shares will be funded by Greenville Federal Financial Corporation from available cash.
          GFFC also announced the re-election of George S. Luce, Jr., James W. Ward and David R. Wolverton to the Board of Directors and the ratification of the selection of Grant Thornton LLP as GFFC’s independent registered public accounting firm for the current fiscal year.
Section 9 — Financial Statements and Exhibits
Item 9.01. Financial Statements and Exhibits.
          (d) Exhibits.

10.1	Form of Greenville Federal Financial Corporation 2006 Equity Plan Award Agreement

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREENVILLE FEDERAL FINANCIAL CORPORATION

Date: November 2, 2006	By:	/s/ David M. Kepler

David M. Kepler
President and CEO